                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 25, 1999 relating to the consolidated financial statements and financial statement schedule of Aironet Wireless Communications, Inc.
and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
July 29, 1999